Exhibit 99.1

Ross Ayotte	Ken Rizvi
Corporate Marketing	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-5978	(602) 244-3437
ross.ayotte@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Announces Sale of Shares by Texas Pacific Group

30 Million Shares of Common Stock Sold Under Existing Shelf Registration Statement

PHOENIX, Ariz. – Aug. 8, 2006 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that the Texas Pacific Group’s TPG Advisors II Inc. (“TPG”), ON Semiconductor’s largest shareholder, has sold 30 million shares of ON Semiconductor’s common stock in a registered public offering underwritten by Lehman Brothers.

After completion of the sale, TPG’s beneficial ownership of the Company’s common stock would be reduced from approximately 49.0 percent or 159 million shares, to approximately 39.8 percent or 129 million shares.

This sale was made pursuant to ON Semiconductor’s existing shelf registration statement. ON Semiconductor will not receive any proceeds from this sale of its common shares. This sale is in addition to, and not pursuant to, TPG’s Rule 10b5-1 trading plan announced by the Company on June 23, 2006.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. A written prospectus may be obtained, when available, from Lehman Brothers, c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, New York 11717; email: monica_castillo@adp.com; or fax 1-631-254-7268. Alternatively, you may obtain a copy of the prospectus from Lehman Brothers by calling 1-888-603-5847.

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ON Semiconductor Announces Sale of Shares by Texas Pacific Group

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About ON Semiconductor

With its global logistics network and strong portfolio of power semiconductor devices, ON Semiconductor (Nasdaq: ONNN) is a supplier of power solutions to engineers, purchasing professionals, distributors and contract manufacturers in the computer, cell phone, portable devices, automotive and industrial markets.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, the information on the website is not incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are in Item 1A Risk Factors of our Form 10-K for the year ended December 31, 2005 and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.